UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2004

GARDNER DENVER, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13215	76-0419383
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

1800 Gardner Expressway Quincy, Illinois 62301
(Address of Principal Executive Office and Zip Code)

(217) 222-5400
(Registrant’s Telephone Number, Including Area Code)

Item 9.    Regulation FD Disclosure.

        On July 29, 2004, Gardner Denver, Inc. (the “Company”) conducted a conference call to discuss the Company’s earnings for the three and six months ended June 30, 2004, certain recent activities (including the Company’s announcement of a definitive agreement to purchase nash_elmo Holdings, LLC), and updated guidance as to results for 2004. Associated press releases were issued on July 28, 2004, and furnished pursuant to Item 9 and Item 12 of Form 8-K that day with the Securities and Exchange Commission. The call was broadly accessible to the public pursuant to a live webcast available through the Investor Relations page on the Company’s website, www.gardnerdenver.com, as contemplated by Item 12(b) of Form 8-K. An audio file of the webcast will remain available for 90 days following the call.

        During the call, the Company disclosed the following additional information not contained in the press releases:

        The acquisition of nash_elmo Holdings, LLC (“nash_elmo”) is expected to close during the third quarter of 2004. There are certain non-recurring, non-cash adjustments required under accounting principles generally accepted in the U.S. (primarily the adjustment of inventory to fair value) that are expected to result in a mildly dilutive impact (estimated to be approximately $0.05) on the Company’s net income in 2004. The Company expects to finance the acquisition of nash_elmo through a revised and expanded senior secured bank facility. The interest rate associated with such a facility is expected to vary with LIBOR and the Company’s debt to EBITDA ratio. The initial rate is expected to be 2% over current LIBOR rates or 3.6%.

        The information in this Item 9 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securites Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 12.    Results of Operations and Financial Condition.

        On July 29, 2004, the Company conducted a conference call to discuss the Company’s earnings for the three and six months ended June 30, 2004, certain recent activities (including the Company’s announcement of a definitive agreement to purchase nash_elmo Holdings, LLC), and updated guidance as to results for 2004. Associated press releases were issued on July 28, 2004, and furnished pursuant to Item 9 and Item 12 of Form 8-K that day with the Securities and Exchange Commission. The call was broadly accessible to the public pursuant to a live webcast available through the Investor Relations page on the Company’s website, www.gardnerdenver.com, as contemplated by Item 12(b) of Form 8-K. An audio file of the webcast will remain available for 90 days following the call.

        During the call, the Company disclosed the following additional information not contained in the press releases:

GARDNER DENVER, INC.
BUSINESS SEGMENT RESULTS
(in millions)
(unaudited)

	Three Months Ended June 30, 2004

	Total as Reported	Gardner Denver (less Syltone)	Syltone

Compressed Air Products Revenues	$ 126.0	$ 100.2	$ 25.8
Orders	129.6	101.5	28.1
Backlog	81.5	64.2	17.3

Fluid Transfer Products
Revenues	35.3	23.6	11.7
Orders	41.4	22.7	18.7
Backlog	36.7	17.6	19.1

        Accounts payable and accrued liabilities at June 30, 2004 were $124.7 million. Cash flow used in operating activities stemming from an increase in operating working capital (receivables and inventories net of accrued liabilities and accounts payable) was $18.1 million for the six months ended June 30, 2004.

        The information in this Item 12 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.

Date: July 29, 2004	By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara Vice President, Administration, General Counsel & Secretary